FPIC INSURANCE GROUP, INC.
                       REPORTS THIRD QUARTER 2003 RESULTS

     FPIC Fully Repays And Retires Early Its Commercial Bank Credit Facility

JACKSONVILLE, Fla. (Business Wire) - November 12, 2003 - FPIC Insurance Group, Inc. ("FPIC") (Nasdaq: FPIC) today reported net income of $5.4 million, or $0.55 per diluted share, for the third quarter 2003, compared to net income of $4.4 million, or $0.47 per diluted share, for the third quarter 2002.

Net income was $11.6 million, or $1.22 per diluted share, for the nine months ended September 30, 2003, an increase of $31.3 million, or $3.30 per diluted share, when compared with a net loss of ($19.7) million, or ($2.08) per diluted share, for the nine months ended September 30, 2002. During the first nine months of 2002, the adoption of Financial Accounting Standard No. 142 "Goodwill and Other Intangible Assets" resulted in a one-time, non-cash charge of $29.6 million, net of income taxes. Income before the cumulative effect of accounting change was $9.9 million, or $1.04 per diluted share, for the nine months ended September 30, 2002.

"The third quarter was another strong quarter for us," stated John R. Byers, President and Chief Executive Officer, "as positive operating earnings continued for the seventh consecutive quarter." Commenting on operational performance, Byers said, "Operational momentum continues as we maintain our focus on pricing, selective underwriting, strong claims management and streamlining the management structure in our insurance segment." Further commenting on financial performance, Byers added, "Along with the results from our insurance operations, fee and commission income from our reciprocal management segment have been key drivers of our financial performance throughout 2003." "We are pleased with our progress," stated Byers.

Operating earnings were $4.6 million, or $0.47 per diluted share, for the third quarter 2003, up from operating earnings of $3.2 million, or $0.34 per diluted share, for the third quarter 2002. For the nine months ended September 30, 2003, operating earnings were $10.4 million, or $1.09 per diluted share, up from operating earnings of $8.6 million, or $0.91 per diluted share, for the nine months ended September 30, 2002.

Operating earnings is a non-GAAP measure widely used in the insurance industry to evaluate financial performance over time. Operating earnings is also an often-used tool of investors and analysts in our sector to facilitate understanding of results by excluding the net effects of realized capital gains and losses that are tied to the financial markets, and the cumulative effects of accounting changes and other infrequent or non-recurring items, which can affect comparability across reporting periods. The table below reconciles net income
(loss) to operating earnings.

                                                                         Three Months Ended               Nine Months Ended
                                                                  --------------------------------- -------------------------------
Reconciliation of Net Income (Loss) to Operating Earnings          Sept 30, 2003    Sept 30, 2002   Sept 30, 2003   Sept 30, 2002
----------------------------------------------------------        ----------------  --------------- --------------  ---------------

Net income (loss)                                               $       5,381            4,415         11,639            (19,689)
                                                                 ----------------  --------------- --------------  ---------------

 Adjustments to reconcile net income (loss)
    to operating earnings:
    Less:  Net realized investment gains, net of
      income taxes                                                        789            1,210          1,192              1,298
    Less:  Cumulative effect of accounting change,
      net of income taxes                                                  --               --             --            (29,578)
                                                                 ----------------  --------------- --------------  ---------------
      Total adjustments                                                   789            1,210          1,192            (28,280)
                                                                 ----------------  --------------- --------------  ---------------
         Operating earnings                                     $       4,592            3,205         10,447              8,591
                                                                 ================  =============== ==============  ===============

             Third Quarter and Nine Months 2003 Financial Highlights
             -------------------------------------------------------
* Net income of $0.55 per diluted share and operating earnings of $0.47 per diluted share for the third quarter 2003
* Income before cumulative effect of accounting change increased 22% quarter over quarter and 18% for the first nine months of 2003 over the same period in 2002
* Operating earnings up 43% quarter over quarter and 22% for the nine months as compared to the same period last year
* Increases in assets, reserves, tangible book value and statutory surplus since year-end
*    10% return on average equity for the trailing four quarters

                      Third Quarter 2003 Operational Review
                      -------------------------------------
* Favorable market conditions continued and overall policyholder retention levels remain high
*    Continued focus on core markets and products
*    Overall claims results consistent with expectations
* Completion of mid-year reserve studies on core book of business confirming reserve adequacy
*    Continuation of selective underwriting and strong claims management
*    Integration of management structure within insurance operations

Commenting on FPIC's capital initiatives, Byers stated, "As announced earlier, we recently completed another $15 million private placement of trust preferred securities. This private placement, together with two earlier $15 million private placements, resulted in an aggregate of $45 million in proceeds, which we have used to enhance our capital structure and to fully repay and retire early our commercial bank credit facility. Our new debt structure, now characterized by longer-term institutional debt, allows us more operational and financial flexibility, enhances liquidity by significantly reducing our current debt service requirements, and strengthens our balance sheet." For more information regarding FPIC's most recent private placement, see FPIC's press release dated October 29, 2003 and FPIC's Securities and Exchange Commission ("SEC") Form 8-K filed with the SEC on November 3, 2003. For more information regarding FPIC's full payment and early retirement of its commercial bank credit facility, see FPIC's press release dated November 12, 2003 and Form 8-K filed with the SEC on November 12, 2003.

Byers concluded, "We have made significant progress toward achieving our business and capital goals this year. The steps we have taken have allowed us to move forward as a stronger, more focused organization for the long-term. We remain committed to our overriding goal to create and maintain a strong, stable and consistently profitable organization. We will continue to explore and aggressively pursue opportunities available to us to best serve our customers and build value for our shareholders."

For additional information regarding FPIC's financial position and results of operations, see FPIC's SEC quarterly report on Form 10-Q for the third quarter ended September 30, 2003 filed with the SEC on November 12, 2003.

                                 Conference Call
                                 ---------------
FPIC will host a conference call at 11 a.m., Eastern Time, Thursday, November 13, 2003, to review third quarter 2003 results. Mr. Byers and Kim D. Thorpe, FPIC's Executive Vice President and Chief Financial Officer, will host the call. Messrs. Byers and Thorpe, together with Robert E. White, Jr., President of First Professionals Insurance Company, Inc. ("First Professionals"), FPIC's largest insurance subsidiary, will take questions on an interactive basis from FPIC's analysts and investors. To access the conference call, please dial
(888) 428-4479 (USA) or (651) 291-0900 (International).

The conference call will also be broadcast live over the Internet in a listen-only format via FPIC's corporate website at http://www.fpic.com. To access the call from FPIC's home page, click on "Investor Relations" and a conference call link will be provided to connect listeners to the broadcast.

Questions can be submitted in advance of the call until 10 a.m., Eastern Time, Thursday, November 13, 2003 via e-mail at ir@fpic.com or through FPIC's corporate website at http://www.fpic.com, where a link on the "Investor Relations" page has been provided.

For individuals unable to participate in the conference call, a telephone replay will be available beginning at 4:15 p.m., Eastern Time, Thursday, November 13, 2003 and ending at 11:59 p.m., Eastern Time, Saturday, November 15, 2003. To access the telephone replay, dial (800) 475-6701 (USA) or (320) 365-3844 (International) and use the access code 673249. A replay of the conference call webcast will also be available beginning at 1 p.m., Eastern Time, Thursday, November 13, 2003 on FPIC's website.

                                Corporate Profile
                                -----------------
FPIC Insurance Group, Inc., through its subsidiary companies, is a leading provider of professional liability insurance for physicians, dentists and other healthcare providers. FPIC also provides management and administration services to Physicians' Reciprocal Insurers ("PRI"), a New York medical professional liability insurance reciprocal, and third party administration services both within and outside the healthcare industry.

                             Safe Harbor Disclosure
                             ----------------------
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Any written or oral statements made by or on behalf of FPIC may include forward-looking statements, which reflect our current views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to:

i) Uncertainties relating to government and regulatory policies (such as subjecting FPIC to insurance regulation or taxation in additional jurisdictions or amending, revoking or enacting any laws, regulations or treaties affecting our current operations);
ii) The occurrence of insured or reinsured events with a frequency or severity exceeding our estimates;
iii) Legal developments, including claims for extra-contractual obligations or in excess of policy limits in connection with the administration of insurance claims;
iv) Developments in global financial markets that could affect our investment portfolio and financing plans;
v)     The impact of surplus constraints on growth;
vi) Developments in reinsurance markets that could affect our reinsurance programs;
vii) The impact of mergers and acquisitions, including the ability to successfully integrate acquired businesses and achieve cost savings, competing demands for our capital and the risk of undisclosed liabilities;
viii) The ability to integrate Anesthesiologists Professional Assurance Company's operations into First Professionals operations and achieve associated cost savings;
ix) Risk factors associated with financing and refinancing, including the willingness of credit institutions to provide financing and the availability of credit generally;
x) The competitive environment in which FPIC operates, including reliance on agents to place insurance, physicians electing to practice without insurance coverage, related trends and associated pricing pressures and developments;
xi)    The actual amount of new and renewal business;
xii) Rates, including rates on excess policies, being subject to or mandated by legal requirements and regulatory approval, which could affect our business or reinsurance arrangements;
xiii)  The loss of the services of any of our executive officers;
xiv)   The uncertainties of the loss reserving process;
xv)    The ability to collect reinsurance recoverables;
xvi) Changes in our financial ratings resulting from one or more of these uncertainties or other factors and the potential impact on our agents' ability to place insurance business on behalf of FPIC;
xvii) The dependence of the reciprocal management segment upon a single major customer, PRI, for the preponderance of its revenue; and other risk factors discussed elsewhere within FPIC's Form 10-Q for the quarter ended September 30, 2003, filed with the SEC on November 12, 2003, and in FPIC's Form 10-K for the year ended December 31, 2002, filed with the SEC on March 28, 2003.

The words "believe," "anticipate," "foresee," "estimate," "project," "plan," "expect," "intend," "hope," "should," "will," "will likely result" or "will continue" and variations thereof or similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. FPIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

                                     Contact
                                Roberta Goes Cown
                   Senior Vice President and Corporate Counsel
                         (904) 354-2482, Extension 3287

             For all your investor needs, FPIC is on the Internet at
                               http://www.fpic.com
                 Got a Tough Question? E-mail us at ir@fpic.com
                  FPIC: Providing Answers in a Changing Market

                           FPIC Insurance Group, Inc.
                        Unaudited Selected Financial Data
                    (Dollars In Thousands, Except Share Data)

                                                                       Three Months Ended            Nine Months Ended
                                                                   ---------------------------  ----------------------------
Consolidated Statements of Income (Loss)                           Sept 30, 2003  Sept 30, 2002 Sept 30, 2003  Sept 30, 2002
-----------------------------------------------------------------  ---------------------------  ----------------------------
Revenues
    Net premiums earned                                          $   40,895        30,435     $   101,674         117,337
    Claims administration and management fees                        10,760         9,640          28,523          25,561
    Net investment income                                             4,672         5,688          13,893          16,389
    Commission income                                                 2,192         2,391           6,565           4,426
    Net realized investment gains                                     1,286         1,969           1,942           2,113
    Finance charge and other income                                     279           284             757             770
                                                                   -------------  ------------  -------------- -------------
        Total revenues                                               60,084        50,407         153,354         166,596
                                                                   -------------  ------------  -------------- -------------
Expenses
    Net losses and loss adjustment expenses ("LAE")                  36,985        30,549          93,285         105,733
    Other underwriting expenses                                       3,489         2,226           8,521          15,612
    Claims administration and management expenses                     8,668         7,987          25,182          23,344
    Interest expense                                                    899         1,211           4,498           3,647
    Other expenses                                                    1,383           849           3,496           1,059
                                                                   -------------  ------------  -------------- -------------
        Total expenses                                               51,424        42,822         134,982         149,395
                                                                   -------------  ------------  -------------- -------------
Income before income taxes and cumulative effect of
    accounting change                                                 8,660         7,585          18,372          17,201

    Less: Income tax expense                                          3,279         3,170           6,733           7,312
                                                                   -------------  ------------  -------------- -------------
Income before cumulative effect of accounting change                  5,381         4,415          11,639           9,889

    Less: Cumulative effect of  accounting change (net of an
      $18,784 income tax benefit)                                        --            --              --          29,578
                                                                   -------------  ------------  -------------- -------------
Net income (loss)                                                $    5,381         4,415     $    11,639         (19,689)
                                                                   =============  ============  ============== =============

Basic earnings (loss) per common share                           $     0.57          0.47     $      1.23           (2.10)
                                                                   =============  ============  ============== =============
Diluted earnings (loss) per common share                         $     0.55          0.47     $      1.22           (2.08)
                                                                   =============  ============  ============== =============
Basic weighted average common shares outstanding                      9,493         9,391           9,443           9,385
                                                                   =============  ============  ============== =============
Diluted weighted average common shares outstanding                    9,831         9,404           9,578           9,476
                                                                   =============  ============  ============== =============

Selected Consolidated Statement of Financial Position Information                               Sept 30, 2003  Dec 31, 2002
-----------------------------------------------------------------                               -------------- -------------
Total cash and investments                                                                    $   593,707         538,720
Total assets                                                                                  $ 1,139,647       1,026,431
Liability for losses and LAE                                                                  $   527,634         440,166
Liability for losses and LAE, net of reinsurance                                              $   288,581         272,007
Revolving credit facility                                                                     $    19,500          37,000
Trust preferred securities                                                                    $    20,000              --
Senior notes                                                                                  $    10,000              --
Term loan                                                                                     $        --          10,208
Total shareholders' equity                                                                    $   179,642         165,913
Book value per common share                                                                   $     18.83           17.67
Tangible book value per common share*                                                         $     16.77           15.55
Common shares outstanding                                                                           9,539           9,391
Statutory surplus of insurance subsidiaries                                                   $   131,121         125,470

* Excludes goodwill of $18,870 and $18,870 and intangible assets of $838 and $1,034 as stated in consolidated balance sheet at
  9/30/03 and 12/31/02, respectively
                                                                        Three Months Ended          Nine Months Ended
                                                                   ---------------------------- ----------------------------
Selected Consolidated Cash Flow Information                        Sept 30, 2003  Sept 30, 2002 Sept 30, 2003  Sept 30, 2002
-----------------------------------------------------------------  ---------------------------- ----------------------------
Net cash provided by operating activities                        $   22,321        29,446     $    49,290          52,045
Net cash provided by (used in) investing activities              $    1,096       (13,307)    $   (32,722)        (46,910)
Net cash provided by (used in) financing activities              $      928        (1,458)    $     1,438          (3,937)

                           FPIC Insurance Group, Inc.
                  Unaudited Selected Financial Data (Continued)
                             (Dollars In Thousands)

                                                                     Three Months Ended             Nine Months Ended
                                                                ----------------------------   ----------------------------
                                                                Sept 30, 2003  Sept 30, 2002   Sept 30, 2003 Sept 30, 2002
                                                                ----------------------------   ----------------------------
Segment Reconciliation of Total Revenues
--------------------------------------------------------------
Insurance                                                     $       47,589         38,933 $       119,457       138,232
Reciprocal management                                                 10,620          9,432          26,460        21,852
Third party administration                                             4,210          4,157          12,349        11,208
Intersegment eliminations                                             (2,335)        (2,115)         (4,912)       (4,696)
                                                                -------------  -------------  -------------- -------------
    Total  revenues                                           $       60,084         50,407 $       153,354       166,596
                                                                =============  =============  ============== =============

Segment Reconciliation of Net Income (Loss)
--------------------------------------------------------------
Insurance                                                     $        2,001          1,373 $         4,276         5,180
Reciprocal management                                                  3,032          2,635           6,576       (19,920)
Third party administration                                               348            407             787        (4,949)
                                                                -------------  -------------  -------------- -------------
    Net  income (loss)                                        $        5,381          4,415 $        11,639       (19,689)
                                                                =============  =============  ============== =============

Selected Insurance Segment Information
--------------------------------------------------------------

GAAP combined ratio:
-------------------
    Loss ratio                                                           90%           100%             92%           90%
    Underwriting expense ratio                                            9%             7%              8%           13%
                                                                -------------  -------------  -------------- -------------
    Combined ratio                                                       99%           107%            100%          103%
                                                                =============  =============  ============== =============

Direct and assumed premiums written                           $       87,808         90,856 $       276,738       270,540
                                                                =============  =============  ============== =============

Net premiums written                                          $       46,624         (6,448)$       121,491       106,912
                                                                =============  =============  ============== =============

Net paid losses and LAE on professional liability claims      $       26,786         22,745 $        77,527        71,784
                                                                =============  =============  ============== =============
Average net paid loss per professional liability claim with
    indemnity payment                                         $          196            192 $           195           192
                                                                =============  =============  ============== =============
Total professional liability claims and incidents reported
    during the period                                                    834            813           2,406         2,456
                                                                =============  =============  ============== =============
Total professional liability claims with indemnity payment                71             67             202           229
                                                                =============  =============  ============== =============
Total professional liability claims and incidents closed
    without indemnity payment                                            358            366           1,268         1,298
                                                                =============  =============  ============== =============
Professional liability policyholders (excludes fronting
    arrangements):
    Medical professional liability policyholders                                                    14,169        15,368
    Legal professional liability policyholders                                                         166         2,079
                                                                                              -------------- -------------
    Total professional liability policyholders                                                      14,335        17,447
                                                                                              ============== =============
Professional liability policyholders under fronting arrangements                                     2,444         5,104
----------------------------------------------------------------                              ============== =============

Selected Reciprocal Management Segment Information
--------------------------------------------------------------
Reciprocal premiums written under management                  $       77,831         79,828 $       158,642       155,043

                                                                                                  As of
                                                                                              ----------------------------
                                                                                              Sept 30, 2003  Sept 30, 2002
                                                                                              ----------------------------

Reciprocal statutory assets under management                                                $      859,368       831,218
Professional liability policyholders under management                                               11,094        10,474

Selected Third Party Administration Segment Information
--------------------------------------------------------------
Covered lives under employee benefit programs                                                      106,925       106,411
Covered lives under workers' compensation programs                                                  38,400        38,100